Exhibit 2.6

GLOBAL EARTH ENERY, INC.
COMPENSATION AGREEMENT

Global Earth Energy, Inc.

1213 Culbreth Drive

Wilmington, North Carolina 28405

Re:

Offering of Common Stock Pursuant to a Joint Venture Agreement

Gentlemen:

1.

Joint Venture Compensation.  On November 22, 2010, Global Earth Energy, Inc., a Nevada corporation (the “Company”) and Reflora do Brasil, a Brazilian company (“RDB”) executed that certain Joint Venture Agreement with respect to sale by RDB of carbon credits relating to certain property located in Brazil (the “Joint Venture Agreement”).  Raymond F. Barbush III (“Barbush”) is entitled to compensation from the Company pursuant to the Joint Venture Agreement in the amount of 5,000,000 shares of the common stock of the Company (the “Global Earth Common Stock”).

2.

Subscription.  The undersigned Barbush hereby applies to accept shares of the Global Earth Common Stock.

3.

Representations and Warranties of Barbush.  The undersigned Barbush represents and warrants as follows:

(a)

The undersigned Barbush has received information provided to it in writing by the Company, or information from books and records of the Company, as specified below.  The undersigned Barbush understands that all documents, records and books pertaining to this investment have been made available for inspection by him, his attorney and/or his accountant and/or his “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the books and records of the Company will be available, upon reasonable notice, for inspection by Barbush during reasonable business hours at the Company’s principal place of business.  The undersigned Barbush and/or his advisers have had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning receipt of the shares of the Global Earth Common Stock, and all such questions have been answered to the full satisfaction of the undersigned Barbush.  No oral representations have been made and, to the extent oral information has been furnished to the undersigned Barbush or his advisers in connection with the Merger, such information was consistent with all written information furnished

(b)

Specifically, the undersigned Barbush was provided with access to the Company’s filings with the Securities and Exchange Commission, including the following:

(i)

The Company’s annual report to stockholders for the most recent fiscal year, any definitive proxy statement or information statement filed in connection with that annual report, and, if requested by the undersigned Barbush in writing, a copy of the Company’s most recent Form 10-K pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii)

The information contained in an annual report on Form 10-K pursuant to the Exchange Act.

(iii)

The information contained in any reports or documents required to be filed by the Company under Sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

(iv)

A brief description of the securities being offered, the terms of the Merger, and any material changes in the Company’s affairs that are not disclosed in the documents furnished.

(c)

The undersigned Barbush (i) has adequate means of providing for his current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the economic risks of an investment in the Global Earth Common Stock for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

(d)

The undersigned Barbush recognizes that the Global Earth Common Stock as an investment involves special risks, including those disclosed to the undersigned Barbush by the Company.

(e)

The undersigned Barbush understands that the shares of the Global Earth Common Stock have not been nor will be registered under the Securities Act or the securities laws of any state, in reliance upon an exemption therefrom for non-public offerings.  The undersigned Barbush understands that the shares of the Global Earth Common Stock received by him must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.  The undersigned Barbush further understands that the Company has not agreed and is under no obligation to register the Global Earth Common Stock on his behalf or to assist him in complying with any exemption from registration.

(f)

The shares of the Global Earth Common Stock are being accepted solely for his own account for investment and not for the account of any other person and not for distribution, assignment, or resale to others and no other person has a direct or indirect beneficial interest in the shares of the Global Earth Common Stock.  The undersigned Barbush or his advisers have such knowledge and experience in financial, tax, and business matters to enable him to utilize the information made available to him in connection with the Merger to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(g)

The undersigned Barbush is authorized and otherwise duly qualified to purchase and hold the Global Earth Common Stock.

(h)

All information which the undersigned Barbush has provided to the Company concerning himself, his financial position, and his knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to his subscription being accepted, he will immediately provide the Company with such information.

(i)

The undersigned Barbush understands and agrees that the following restrictions and limitations are applicable to his purchase and his resales, hypothecations or other transfers of the Global Earth Common Stock pursuant to Regulation D under the Securities Act:

(i)

The undersigned Barbush agrees that the shares of the Global Earth Common Stock shall not be sold, pledged, hypothecated or otherwise transferred unless the shares of the Global Earth Common Stock are registered under the Securities Act, and the securities laws of any state or is exempt therefrom;

(ii)

A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the shares of the Global Earth Common Stock:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(iii)

Stop transfer instructions to the transfer agent of the Global Earth Common Stock have been or will be placed with respect to the Global Earth Common Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (ii) above; and

(iv)

The legend and stop transfer instructions described in subparagraphs (ii) and (iii) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the undersigned Barbush of certificate(s) or other document(s) for transfer.

(j)

The undersigned Barbush understands that neither the Securities and Exchange Commission nor the securities commission of any state has made any finding or determination relating to the fairness for public investment in the Global Earth Common Stock and that the Securities and Exchange Commission as well as the securities commission of any state will not recommend or endorse any offering of securities.

(k)

The undersigned Barbush acknowledges and is aware that it never has been represented, guaranteed, or warranted to him by the Company, its directors, officers, agents or employees, or any other person, expressly or by implication, that the limited past performance or experience on the part of the Company, or any future projections will in any way indicate the predictable results of the ownership of the Global Earth Common Stock or of the overall financial performance of the Company.

(l)

The undersigned Barbush acknowledges that ___________________________ (complete if applicable) has acted as the “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act, and (i) that he can bear the economic risk of this investment; (ii) he has relied upon the advice of the Purchaser Representative as to the merits of an investment in the Company and the suitability of such investment for the undersigned Barbush; and (iii) the Purchaser Representative has confirmed to him, in writing, any past, present or future material relationship, actual or contemplated, between the Purchaser Representative or its affiliates and the Company or its affiliates.

(m)

The undersigned Barbush acknowledges that the Company has made available to him or the Purchaser Representative, if any, or other personal advisers the opportunity to obtain additional information to verify the accuracy of the information furnished to him and to evaluate the merits and risks of this investment.

(n)

The undersigned Barbush confirms that he has consulted with the Purchaser Representative, if any, or other personal advisers and that the Purchaser Representative or other advisers have analyzed the information furnished to him and the documents relating thereto on his behalf and have advised him of the business and financial aspects and consequences of and potential liabilities associated with his investment in the Global Earth Common Stock.  The undersigned Barbush represents that he has made other risk capital investments or other investments of a speculative nature, and by reason of his business and financial experience and of the business and financial experience of those persons he has retained to advise him with respect to investments of this nature.  In reaching the conclusion that he desires to acquire the Global Earth Common Stock, the undersigned Barbush has carefully evaluated his financial resources and investments and acknowledges that he is able to bear the economic risks of this investment.

(o)

The undersigned Barbush acknowledges that all information made available to him and/or the Purchaser Representative, if any, and/or personal advisers in connection with his investment in the Global Earth Common Stock, including the information furnished to him, is and shall remain confidential in all respects and may not be reproduced, distributed or used for any other purpose without the prior written consent of the Company.

(p)

The undersigned Barbush is an “Accredited Investor” as defined in Rule 501(a) of the Securities Act.

4.

Indemnification.  The undersigned Barbush agrees to indemnify and hold harmless the Company and its affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys’ fees) which they may incur by reason of the failure of the undersigned Barbush to fulfill any of the terms or conditions of this subscription, or by reason of any breach of the representations and warranties made by the undersigned Barbush herein, or in any document provided by the undersigned Barbush to the Company.

5.

Survival.  The foregoing representations, warranties and undertakings are made with the intent that they may be relied upon in determining the undersigned Barbush’s suitability as a stockholder in the Company and the undersigned Barbush hereby agrees that such representations and warranties shall survive his acceptance of the Global Earth Common Stock in connection with the Merger.  The undersigned Barbush hereby acknowledges and agrees that he is not entitled to cancel, terminate or revoke this Agreement, or any agreements hereunder, and that this Agreement and such agreements shall survive (a) changes in the transactions, documents, and instruments previously furnished to the undersigned Barbush which are not materially adverse, and (b) the undersigned Barbush’s death or disability.

6.

Incorporation by Reference.  The Joint Venture Agreement and all other agreements or documents referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

7.

Notices.  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned Barbush or to the Company at the respective addresses set forth herein.

8.

Miscellaneous.

(a)

Notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the undersigned Barbush, the undersigned Barbush does not thereby or in any other manner waive any rights granted to the undersigned Barbush under federal or state securities laws.

(b)

Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

(c)

In the event of any conflict between the terms of this Agreement or the Joint Venture Agreement, the terms of the Joint Venture Agreement shall control.

(d)

This Agreement contains the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

(e)

This Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of Nevada and all obligations hereunder shall be deemed performable in Hanover County, North Carolina.

IN WITNESS WHEREOF, I have executed this Agreement as of November 22, 2010.

__________________

(Signature)

__________________

(Print or Type Name)

__________________

Social Security Number

__________________

Address

Agreed to on November 22, 2010.

GLOBAL EARTH ENERY, INC.

By_________________________________

    Sydney A. Harland, Chief Executive Officer

4